Exhibit 3.1.6

ARTICLES OF AMENDMENT

FILED EFFECTIVE

To the Articles of Incorporation

11 DEC 30 AM 8:59

SHOSHONE SILVER MINING CO.

SECRETARY OF STATE
STATE OF IDAHO

To the Secretary of State of the State of Idaho:

Pursuant to Title 30, Chapter 1, Idaho Code, the undersigned corporation amends its Articles of Incorporation as follows:

1. The name of the corporation is Shoshone Silver Mining Company.

2. That on June 30, 2009, the Company filed a Certificate of Assumed Business Name as "Shoshone Silver / Gold Mining Company" with the Idaho Secretary of State.

2. The following Amendment of Articles of Incorporation was adopted by the Shareholders of the Corporation on December 6, 2011, in the manner prescribed by the Idaho Business Corporation Act:

ARTICLE I.

The name of the Corporation is, and shall be
Shoshone Silver / Gold Mining Company.

Dated: Dec 27, 2011

Shoshone Silver / Gold Mining Company

By: [signature]
Melanie Farrand, *Its Treasurer*

IDAHO SECRETARY OF STATE
12/30/2011 05:00
CK: 11052 CT: 98799 BH: 1303785
1 @ 30.00 = 30.00 AMEND PROF # 2